Pacific Life & Annuity Company
[P.O. Box 2829, Omaha, NE 68103-2829	[Pacific Navigator]
or 6750 Mercy Rd, 4th Floor, RSD, Omaha, NE 68106
www.PacificLifeandAnnuity.com	Individual Deferred Variable
Contract Owners: (800) 748-6907	Annuity Application
Registered Representatives: (800) 748-6907]	NEW YORK

1. FOUR YEAR WITHDRAWAL CHARGE OPTION Election of this option is only available at contract issue and is not revocable.  If elected, subsequent premium payments will be limited to the first contract year only and the mortality and expense risk charge will be higher in the first four contract years.

☐ Yes	Use this section to elect the four year withdrawal charge option.

2. PRIMARY ANNUITANT Must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Gender ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

Solicited at: State

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.

SECONDARY ANNUITANT Not applicable for qualified contracts.  Check One: ☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Gender ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

3. OWNER(S) If annuitant(s) and owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Gender ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

ADDITIONAL OWNER Not applicable for qualified contracts.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Gender ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP	Telephone Number

4. DEATH BENEFIT COVERAGE

☐  Stepped-Up Death Benefit Rider II Owner(s) and Annuitant(s) must not be over age 75 at issue.

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

25-2600	* XXXXX-17A1*

5. ELECTRONIC INFORMATION CONSENT

E-Mail address:

By providing the e-mail address above, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, reports, statements, immediate confirmations, privacy notice and other notices, and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly owned contracts, both owners are consenting to receive information electronically.

I confirm that I have ready access to a computer with Internet access, an active e-mail account to receive this information electronically, and ability to read and retain it. I understand that:

•                  There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•                  I must provide a current e-mail address and notify Pacific Life & Annuity Company promptly when my e-mail address changes.

•                  I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life & Annuity Company.

•                  I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•                  For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)

•                  Electronic delivery will be cancelled if e-mails are returned undeliverable.

•                  This consent will remain in effect until I revoke it.

Pacific Life & Annuity Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time.  Please call (800) 748-6907 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.

6. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%.  Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 403(b), and qualified plans) or other non-natural owners, the designated recipient will be the owner and beneficiary information provided below may not be valid. See your contract and prospectus for details about death benefit and beneficiary proceeds. Use Section 15, Special Requests, to provide additional beneficiary information.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary	Relationship	SSN/TIN	Percentage
		☐ Contingent			%
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary	Relationship	SSN/TIN	Percentage
		☐ Contingent			%
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary	Relationship	SSN/TIN	Percentage
		☐ Contingent			%
Address				Telephone Number

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary	Relationship	SSN/TIN	Percentage
		☐ Contingent			%
Address				Telephone Number

* XXXXX-17A2*

7. TELEPHONE/ELECTRONIC AUTHORIZATION

☐ Yes	TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically.

If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life & Annuity Company to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity Company and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.

8. HOUSEHOLDING By signing this application you consent to Pacific Life & Annuity Company mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, annual and semi-annual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail you receive. If you do not wish to participate in this service and prefer to receive your own contract owner documents, please check the box below.

☐  I elect NOT to participate in householding.

9. CONTRACT TYPE Select ONE.

[☐ Non-Qualified(1),(2)	☐ IRA	☐ Roth IRA	☐ 401(a)(6), (9)	☐ TSA/403(b)(5), (9)	☐ Keogh/HR-10(6), (9)

☐ Post-Death Non-Qualified(8)	☐ Inherited IRA(3)	☐ Inherited Roth IRA(3)	☐ 401(k)(6), (9)	☐ SEP-IRA	☐ Individual(k)(7), (9)]
☐ SIMPLE IRA(4), (9)

[(1)For trust-owned contracts, complete Trustee Certification and Disclosure.  (2)For non-qualified contracts, if Owner is a non-natural person or corporation, complete Non-Natural or Corporate-Owned Disclosure Statement. (3)For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification. (4)Complete SIMPLE IRA Employer Information.  (5)Complete TSA Certification. (6)Complete Qualified Plan Disclosure. (7)Complete Individual(k) Qualified Plan Disclosure.  (8)Complete Post-Death Exchange Disclosure Form. (9)Not available if 4-Year Withdrawal Charge Option is elected.]

10. INITIAL PURCHASE PAYMENT Make check payable to Pacific Life & Annuity Company.

10A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment.	10B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

		☐ Transfer	$
☐ 1035 exchange(s)/estimated transfer	$
		☐ Rollover	$
☐ Amount enclosed	$
		☐ Contribution	$ for tax year

11. REPLACEMENT

11A. EXISTING INSURANCE

☐Yes ☐No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)

11B. REPLACEMENT

☐Yes ☐No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity

Address	City, State, ZIP	Telephone Number

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity

Address	City, State, ZIP	Telephone Number

* XXXXX-17A4*

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity

Address	City, State, ZIP	Telephone Number

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity

Address	City, State, ZIP	Telephone Number

12. OPTIONAL RIDERS Subject to state availability. To qualify for CoreIncome Advantage 4 Select, CoreIncome Advantage Select, Income Access Select, GPA 3 Select, or Enhanced Income Select rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life & Annuity Company makes available for the riders. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. There are investment and transfer restrictions associated with these riders. Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA, Inherited Roth IRA and Post-Death Non-Qualified business. Optional Guaranteed Minimum Accumulation Benefit Riders are not available with Post-Death Non-Qualified business.

[12A.      Guaranteed Minimum Withdrawal Benefit You may select only ONE.

☐       CoreIncome Advantage 4 Select — Single Life  Owner and Annuitant must be the same person (except if a non-natural owner) and must not be over age 85 at issue.  Contracts with joint owners are not permitted.

☐       CoreIncome Advantage 4 Select — Joint Life  Both spouses must not be over age 85 at issue.  See note below.

☐       CoreIncome Advantage Select — Single Life Owner and Annuitant must be the same person (except if a non-natural owner) and must not be over age 85 at issue.  Contracts with joint owners are not permitted.

☐       CoreIncome Advantage Select — Joint Life Both spouses must not be over age 85 at issue.  See note below.

☐       Enhanced Income Select — Single Life Owner and Annuitant must be the same person (except if a non-natural owner) and must not be over age 85 at issue.  Contracts with joint owners are not permitted.

☐       Enhanced Income Select — Joint Life Both spouses must not be over age 85 at issue.  See note below.

Note (Joint Life selections): Available only if the Contract Type selected in Section 9 is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial-owned IRAs), Roth IRA, SIMPLE IRA, SEP-IRA, or TSA/403(b). Joint Owners must be spouses, if applicable. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary.  Complete the beneficiary information in Section 6. If this is a custodial-owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant.

☐       Income Access Select Owner(s) and Annuitant(s) must not be over age 85 at issue.

12B.          Guaranteed Minimum Accumulation Benefit

☐       GPA 3 Select Owner(s) and Annuitant(s) must not be over age 85 at issue.]

If the contract to be issued is a qualified contract (IRA, SIMPLE IRA, SEP-IRA, TSA/403(b), 401(a), 401(k) or Keogh/HR-10), benefits provided under the optional GPA 3 Select rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the GPA 3 Select rider benefits before or after your required minimum distribution beginning date under the contract, you should consider whether the benefits provided under any such rider is appropriate for your circumstances. You should consult your tax adviser prior to adding any optional rider to your contract.

If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider.

13. DOLLAR COST AVERAGING (DCA) If elected, 100% of your initial investment will be allocated to the DCA Plus Fixed Term unless you indicate a different percentage below. If you select Asset Allocation/Balanced Portfolios or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected.  To indicate a source account other than DCA Plus Fixed Term, use Section 16, Special Requests, or the Transfers and Allocations form. Additional investments will be allocated to the DCA Plus Fixed Term selection indicated below unless alternate instructions are on file or provided with the investment.

[DCA Plus Fixed Term

Select one:

☐ 6 months ☐ 12 months	% of initial investment. Default will be 100% if not indicated in Section 15.]

14. REBALANCING Optional

[☐  Quarterly           ☐  Semi-annually          ☐  Annually ]

15. ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below, and where applicable if a selection was made in Section 13, unless alternate instructions are on file or provided with the investment.

IMPORTANT: To be eligible for an optional rider in Section 12, you must select ONLY from among the Allowable Asset Allocation/Balanced Portfolios.  If selecting Allowable Asset Allocation/Balanced Portfolios, indicate the percentage of your investment for each. Allocations may be among these portfolios and must total 100%.

If you want to select individual investments and are NOT choosing an optional rider in Section 12, you may indicate any combination of investments.  Allocations must total 100%.

U.S. Fixed - Income Portfolios

[American Funds® IS Bond FundSM

American Funds® IS High-Income Bond FundSM

American Funds® IS US Govt/AAA Rated Securities FundSM

BlackRock iShares® Dynamic Fixed Income V.I. Fund

Eaton Vance Floating Rate Loan

Fidelity® VIP Government Money Market Portfolio

Fidelity® VIP Strategic Income

Janus Aspen Flexible Bond

Lord Abbett Bond Debenture Portfolio VC

Lord Abbett Total Return Portfolio VC

Pacific Asset Management Core Income

Pacific Asset Management Floating Rate Income

Pacific Asset Management High Yield Bond

PIMCO Inflation Managed

PIMCO Managed Bond

T. Rowe Price Short Duration Bond

Western Asset Management Diversified Bond

Western Asset Management Inflation Strategy

		% % % % % % % % % % % % % % % % % %	%Total

Non-U.S. Fixed - Income Portfolios	American Funds® IS Global Bond FundSM Ashmore Emerging Markets Debt Templeton Global Bond VIP Fund	% % %	%Total

CONTINUED ON NEXT PAGE

* XXXXX-17A5*

U.S. Equity Portfolios

AB Small-Cap Value

American Century VP Mid Cap Value

American Funds® IS Blue Chip Income and Growth FundSM

American Funds® IS Growth FundSM

American Funds® IS Growth-Income FundSM

BlackRock Equity Index

BlackRock iShares® Equity Appreciation V.I. Fund

BlackRock Large-Cap Growth

BlackRock Small-Cap Index

Boston Partners Mid-Cap Value

ClearBridge Large-Cap Value

ClearBridge Variable Aggressive Growth Portfolio

Fidelity® VIP Contrafund ®

Franklin Rising Dividends VIP Fund

Franklin/BlackRock Small-Cap Equity

Invesco Comstock

Ivy Mid-Cap Growth

Janus Focused Growth

JPMorgan Long/Short Large-Cap

JPMorgan Value Advantage

Lord Abbett Developing Growth Portfolio

MFS® Growth

Oppenheimer Main Street® Core

Scout Investments Mid-Cap Equity

T. Rowe Price Dividend Growth

	% % % % % % % % % % % % % % % % % % % % % % % % %	%Total

Non-U.S. Equity Portfolios

American Funds® IS Global Growth FundSM

American Funds® IS Global Growth and Income FundSM

American Funds® IS Global Small Capitalization FundSM

American Funds® IS International FundSM

American Funds® IS International Growth and Income FundSM

American Funds® IS New World FundSM

Franklin Mutual Global Discovery VIP Fund

JPMorgan International Value

Lord Abbett International Core Equity Portfolio VC

MFS® International Large-Cap

Oppenheimer Emerging Markets

Oppenheimer Global Fund/VA

Oppenheimer International Growth Fund/VA

QS Batterymarch International Small-Cap

	% % % % % % % % % % % % % %	%Total

CONTINUED ON NEXT PAGE

* XXXXX-17A6*

Alternative Strategies Portfolios

AQR Equity Long/Short

BlackRock iShares® Alternative Strategies V.I. Fund

Eaton Vance Global Absolute Return

PIMCO VIT CommodityRealReturn® Strategy Portfolio

PLFA Diversified Alternatives Portfolio

UBS/MCG Currency Strategies

VanEck VIP Global Hard Assets Fund

		% % % % % % %	%Total

Sector Portfolios	BlackRock Health Sciences Invesco V.I. Global Real Estate Fund Ivy VIP Energy MFS® Technology MFS® Utilities Series Morgan Stanley Real Estate	% % % % % %	%Total

Allowable Asset Allocation/Balanced Portfolios for use with Optional Riders

American Funds® IS Asset Allocation FundSM

American Funds® IS Managed Risk Asset Allocation FundSM

BlackRock Global Allocation V.I. Fund

DFA Balanced Allocation Portfolio

Fidelity® VIP FundsManager® 60%

First Trust/Dow Jones Dividend & Income Allocation Portfolio

Invesco V.I. Balanced-Risk Allocation Fund

Janus Aspen Balanced

MFS® Total Return Series

PLFA Pacific Dynamix® Conservative-Growth

PLFA Pacific Dynamix® Moderate-Growth

PLFA Portfolio Optimization Conservative

PLFA Portfolio Optimization Moderate-Conservative

PLFA Portfolio Optimization Moderate

State Street Total Return V.I.S. Fund

		% % % % % % % % % % % % % % %	%Total

Asset Allocation/Balanced Portfolios NOT allowed for use with Optional Riders

American Funds® IS Capital Income Builder® FundSM

American Funds® IS Global Balanced FundSM

BlackRock iShares® Dynamic Allocation V.I. Fund

First Trust/Dorsey Wright Tactical Core Portfolio

First Trust Multi Income Allocation Portfolio

Franklin Founding Funds Allocation VIP Fund

Franklin Income VIP Fund

Invesco V.I. Equity and Income Fund

Ivy VIP Asset Strategy

JPMorgan Insurance Trust Global Allocation Portfolio

JPMorgan Insurance Trust Income Builder Portfolio

PLFA Pacific Dynamix® Growth

PLFA Portfolio Optimization Growth

PLFA Portfolio Optimization Aggressive-Growth

		% % % % % % % % % % % % % %	%Total

	MUST TOTAL 100%		%Total]

* XXXXX-17A7*

16. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the Owner(s).

[                                                                                      ]

17. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer.

I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life & Annuity Company (“Pacific Life & Annuity Company”).

I received the variable annuity prospectus and applicable fund prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity Company.

After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own.

If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options.

I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges, if applicable.

I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number; and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien); and (4) I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. NOTE: The IRS does not require my consent to any provision on this application other than the certification required to avoid backup withholding.

* XXXXX-17A8*

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s Signature	Date (mo/day/yr)	Signed at: City	State

Joint Owner’s Signature (if applicable)	Date (mo/day/yr)

18. REGISTERED REPRESENTATIVE’S STATEMENT

18A.	☐Yes ☐No	Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)

18B.	☐Yes ☐No

Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 11B of this application.

I hereby certify that I have used only Pacific Life & Annuity Company’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery.

I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity Company’s written replacement guidelines.  I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner(s), as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program.

I certify that I have provided the applicant with all product and applicable fund prospectuses, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer.

I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant.

If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life & Annuity Company.

Soliciting Registered Representative’s Signature	Print Registered Representative’s Full Name	Option [☐ A ☐ B ☐ C ☐ D ]

Registered Representative’s Telephone Number	Registered Representative’s E-Mail Address

Broker/Dealer’s Name	Brokerage Account Number (optional)

[Send completed application as follows:

APPLICATION WITH PAYMENT: Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736 Express Mail Delivery: 6750 Mercy Rd, 4th Floor, RSD, Omaha, NE 68106	APPLICATION WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829 Express Mail Delivery: 6750 Mercy Rd, 4th Floor, RSD, Omaha, NE 68106]

* XXXXX-17A9*

Application Instructions

Use these instructions when completing this application.

Pacific Life & Annuity Company has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information.  Access to personal information is available only to those people who need to know in order to service your business.  For additional information regarding the product applied for, consult the prospectus.

1.	Four Year Withdrawal Charge Option: Select to elect if Four Year Withdrawal Charge Option.
2. & 3.

Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations that may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint owners and/or joint or contingent annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, and 401(k) plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Consult a tax advisor to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.

4.

Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions, the contract will be issued without the stepped-up death benefit rider.

5.

Electronic Information Consent (Optional): Complete this section to receive statements, prospectuses, and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

6.

Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is/are indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. If you would like to designate additional beneficiaries or provide detailed beneficiary instructions, complete the Special Beneficiary Designation Request form or Special Requests section.

7.

Telephone/Electronic Authorization (Optional): By checking this box, you authorize Pacific Life & Annuity Company to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity Company, and the provisions set forth in the contract’s prospectus.

8.	Householding: Check the box if you do not want to participate in Pacific Life & Annuity Company’s householding service.
9.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.
10.

Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Consult the prospectus for the minimum initial purchase payment for non-qualified and qualified contracts. Transfer indicates a trustee-to-trustee or custodian-to-custodian transfer only.

11.

Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

12.

Optional Riders: Subject to state availability.  You must invest in an allowable Asset Allocation/Balanced Portfolio(s) to add certain riders to your contract. If any rider you have selected within this section cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the rider.

13.

Dollar Cost Averaging: If choosing the DCA Plus Fixed Term option, indicate a 6- or 12-month guarantee term. 100% of your initial investment will be allocated to the DCA Plus Fixed Term unless you elect a percentage. If you select Asset Allocation/Balanced Portfolios or Individual Investments, and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. If a percentage less than 100% is indicated, the remainder of the initial purchase payment will be allocated pro rata to the target allocations in Section 15. Only one guarantee term may be in effect at any given time.

14.	Rebalancing: Indicate your rebalancing preference.
15.

Allocation Options: Use this section to allocate 100% of your investment unless using the DCA Plus Fixed Term Option. To be eligible for an optional living benefit rider in Section 12, you must select one of the allowable Asset Allocation/Balanced Portfolios.

16.	Special Requests: This section also can be used for special registrations and additional beneficiary information.
17.

Statement of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

18.

Registered Representative’s Statement: Registered Representative must fully complete and sign this section. Registered Representative must select a commission option and assure that responses in Section 11 and 18 are consistent.

Important: Help avoid a returned application by confirming your application has the following minimum information:

• Four Year Withdrawal Charge Option — Section 1	• Date application is signed — Section 17
• Annuitant and owner information — Sections 2 & 3	• City and state where application is signed — Section 17
• Contract type is correct — Section 9	• Registered Representative’s signature — Section 18
• Replacement questions — Section 11